         Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Bio-Solutions Corp. of our report dated April 14, 2011, relating to the financial statements which appear in the Form 10-K for the year ended December 31, 2010.

/s/ KBL, LLP

New York, NY

September 21, 2011